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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) February 27, 2001





                             UNCOMMON MEDIA GROUP, INC.
            (Exact Name of Registrant as Specified in its Charter)





          FLORIDA                   0001085774                65-0911072
(State or Other Jurisdiction       (Commission            (I.R.S. Employer
      of Incorporation)               File No.)            Identification No.)



                   33 West 54th, 2nd Floor, New York, NY 10019
          (Address, including zip code, of principal executive offices)



       Registrant's telephone number, including area code: (212) 956-1494

                                    No Change
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 4.    CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Uncommon Media Group, Inc. (the "Company") is filing this report on Form 8-K to report a change in certifying accountants with the firm of James E. Scheifley & Associates, P.C. being replaced by Ernst & Young LLP effective February 27, 2001.

(a) The following sets forth the information required by Item 304(a)(1) of Regulation S-K:

          (i) On February 27, 2001, James E. Scheifley & Associates, P.C. was dismissed as the Company's principal accountant.

          (ii) James E. Scheifley & Associates, P.C.'s reports on the financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

          (iii) The decision to change accountants was approved by the Board of Directors of the Company.

          (iv) During the Company's two most recent fiscal years and subsequent interim periods, there were no disagreements with James E. Scheifley & Associates, P.C. on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure.

          (v) During the Company's two most recent fiscal years and subsequent interim periods, there have occurred none of the "reportable events" listed in Item 304(a)(1)(v)(A-D) of Regulation S-K.

(b) The Company has requested that James E. Scheifley & Associates, P.C. furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 1, 2001, is filed as Exhibit 16.1 to this Form 8-K.

(c) During the Company's two most recent fiscal years, the Company has not consulted with Ernst & Young LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.


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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


     (c) Exhibits.

         Description                                                  Exhibit
         -----------                                                  -------

Letter of James E. Scheifley & Associates, P.C. dated
March 1, 2001, regarding the disclosure contained in
Item 4 of this report on Form 8-K                                      16.1






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         UNCOMMON MEDIA GROUP, INC.


Dated: March 2, 2001                        By: /s/  Mitchell Sandler
                                            ---------------------------------
                                            Name:  Mitchell Sandler
                                            Title: Vice President